                                                                   Exhibit 10.56

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

          THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made and dated as of October 1, 2001 (the "Effective Date") and is entered into by and among EMBARK.COM, INC., a Delaware corporation ("Embark"); PRINCETON REVIEW PUBLISHING, L.L.C. ("Borrower"), a Delaware limited liability company and a wholly-owned subsidiary of The Princeton Review, Inc., a Delaware corporation ("TPR"); and COMDISCO, INC., a Delaware corporation ("Lender"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

          WHEREAS, Lender and Embark entered into that certain Subordinated Loan and Security Agreement dated as of November 24, 1999 (the "Embark Subordinated Loan Agreement"), pursuant to which Lender made loans to Embark in an aggregate principal amount of $5,000,000 (collectively, the "Embark Subordinated Loan"), evidenced by a Subordinated Promissory Note dated March 27, 2000 in the principal amount of $3,000,000 and a Subordinated Promissory Note dated March 27, 2000 in the principal amount of $2,000,000 (collectively, the "Embark Notes"), which loans are secured by all personal property of Embark (the "Embark Collateral");

          WHEREAS, as of the Effective Date, the principal sum of $3,882,658 of the Embark Subordinated Loan is outstanding;

          WHEREAS, Embark is in default of its obligations to Lender with respect to the Embark Subordinated Loan, and under the Embark Subordinated Loan Agreement, Notes and other Embark Loan Documents, as defined herein;

          WHEREAS, pursuant to an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"), Embark agrees to sell certain of the Embark Collateral (the "Asset Sale") to Borrower;

          WHEREAS, in conjunction and concurrently with the Closing (as defined in the Asset Purchase Agreement) of the Asset Sale, Embark and Borrower desire that Lender consent to the Asset Sale, and accept a note executed by Borrower in favor of Lender in the amount of $3,400,000 (the "Loan"), secured by a subordinated lien in all of Borrower's personal property and a subordinated lien in all of TPR's and TPR's subsidiaries' personal property pursuant to that certain Security Agreement between TPR, TPR's subsidiaries and Lender of even date herewith (the "Security Agreement"), and guaranteed by TPR and TPR's subsidiaries pursuant to that certain Secured Guaranty of even date herewith (the "Guaranty"), all in satisfaction of the Loan and the Secured Obligations (collectively, the "Settlement"); and

          WHEREAS, Lender is willing to consent to the Asset Sale and Assignment, and agree to the Settlement, on the terms and conditions set forth in this Agreement and Loan Documents, as defined herein.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower, Lender and Embark hereby agree as follows:


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SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

     1.1. Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

     "Account" means any "account," as such term is defined in the UCC, now owned or hereafter acquired by Borrower, TPR or any TPR subsidiary (each of Borrower, TPR or any TPR subsidiary constituting a "TPR Entity") or in which any TPR Entity now holds or hereafter acquires any interest and, in any event, shall include all accounts receivable, book debts, rights to payment, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to any TPR Entity (including under any trade name, style or division thereof), whether or not arising out of goods or software sold or services rendered by any TPR Entity or from any other transaction (including any such obligation that may be characterized as an account or contract right under the
UCC), and all of any TPR Entity's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any TPR Entity's rights to any goods represented by any of the foregoing (including unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any TPR Entity under all purchase orders and contracts for the sale of goods or the performance of services or both by any TPR Entity or in connection with any other transaction (whether or not yet earned by performance on the part of any TPR Entity), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "Agreement" means this Amended and Restated Loan and Security Agreement, as the same may from time to time be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

     "Allowed Lenders" means payees of Future Indebtedness.

     "Borrower" has the meaning given to it in the preamble to this Agreement.

     "Cash" means all cash, money, currency, and liquid funds, wherever held, in which any TPR Entity now or hereafter acquires any right, title, or interest.

     "Chattel Paper" means any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Collateral" has the meaning given to it in Section 4.1.

     "Copyrights" means all of the following property, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country; (b) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, of any State thereof, or of any other country; (c) all continuations, renewals or extensions thereof; and (d) all registrations to be issued under any pending applications.

     "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Default Rate" has the meaning given to it in Section 3.3(c).

     "Deposit Accounts" means any "deposit accounts," as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit now owned or


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hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Documents" means any "documents," as such term is defined in the UCC, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Equipment" means any "equipment," as such term is defined in the UCC, and any and all additions, upgrades, substitutions, and replacements of the foregoing, together with all attachments, components, parts, accessions, and accessories installed thereon or affixed thereto, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Event of Default" has the meaning given to it in Section 9.

     "Excluded Agreements" means (a) any guaranty of the Secured Obligations executed by any Person other than Borrower; or (b) any security of the Secured Obligations executed by any Person other than Borrower.

     "Embark Subordinated Loan" has the meaning given to it in the Recitals to this Agreement.

     "Embark Subordinated Loan Agreement" has the meaning given to it in the Recitals to this Agreement.

     "Embark Subordinated Loan Documents" means the Embark Subordinated Loan Agreement, the Embark Notes, all UCC financing statements and any other documents executed in connection with the Embark Subordinated Loan Agreement or the transactions contemplated thereby.

     "Financial Statements" has the meaning given to it in Section 8.1.

     "Fixtures" means any "fixtures," as such term is defined in the UCC, together with all right, title and interest of any TPR Entity in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

     "General Intangibles" means any "general intangibles," as such term is defined in the UCC, and, in any event, shall include all right, title and interest which any TPR Entity may now or hereafter have in or under any rights to payment; payment intangibles; software; proprietary or confidential information; business records and materials; customer lists; interests in partnerships, joint ventures, business associations, corporations, and limited liability companies; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Goods" means any "goods," as such term is defined in the UCC, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Indebtedness" means, with respect to any Person without duplication:

          (a) all obligations of such Person for borrowed money;


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          (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 120 days);

          (d) all capital lease obligations of such Person;

          (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed;

          (f) all obligations or liabilities of others guaranteed by such Person; and

          (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person.

     "Instruments" means any "instrument," as such term is defined in the UCC, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Intangible Assets" shall mean, collectively, organizational expenses, financing expenses, prepaid expenses, goodwill (including any amounts however designated, representing the excess of the purchase price paid for assets or stock acquired subsequent to the date hereof over the value assigned thereto on the books of any TPR Entity), patents, trademarks, tradenames, copyrights and other intangible assets of any TPR Entity.

     "Intellectual Property" means all Copyrights; Trademarks; Patents; Licenses; source codes developed by any TPR Entity; trade secrets; inventions (whether or not patented or patentable); technical information, procedures, processes, designs, knowledge, and know-how; data bases; models; drawings; skill, expertise, and experience; websites, domain names, and URL's; and applications therefor and reissues, extensions, or renewals thereof; and goodwill associated with any of the foregoing; together with rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

     "Inventory" means any "inventory," as such term is defined in the UCC, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest, and, in any event, shall include all Goods and personal property that are held by or on behalf of any TPR Entity for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in any TPR Entity's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of any TPR Entity or is held by others for any TPR Entity's account, including all property covered by purchase orders and contracts with suppliers and all Goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

     "Investment Property" means any "investment property," as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills or notes, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Lender" has the meaning given to it in the preamble to this Agreement.

     "Letter of Credit Rights" means any "letter of credit rights," as such term is defined in the UCC, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.


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

     "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest and any renewals or extensions thereof.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

     "Loan" has the meaning given to it in the Recitals to this Agreement.

     "Loan Documents" means this Agreement, the Restated Note, the Security Agreement, the Guaranty, all UCC financing statements, in each case that are not being amended and restated or canceled in connection with the transactions contemplated hereby, and any other documents executed by any TPR Entity in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

     "Material Adverse Effect" means a material adverse effect upon: (a) the business, operations, properties, prospects, assets or condition (financial or otherwise) of any TPR Entity; or (b) the ability of any TPR Entity to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Lender to enforce any of its rights or remedies with respect to the Secured Obligations or under the Loan Documents; or (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens.

     "Maturity Date" means October 1, 2003.

     "Maximum Rate" shall have the meaning assigned to such term in Section 3.3(a).

     "Merger Event" means any (a)(i) reorganization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any subsidiary of Borrower with or into any other Person, or (ii) sale or exchange of outstanding shares in which the holders of Borrower's outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing eighty percent (80%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, (b) sale of all or substantially all of the assets of Borrower, or (c) acquisition by Borrower of all or substantially all of the capital stock or assets of another Person. Notwithstanding the foregoing, a Merger Event shall not mean the consolidation or merger of Borrower with and into TPR or a wholly-owned subsidiary of TPR if such transaction does not adversely affect Lender's rights under the Loan Documents.

     "Net Worth" shall mean, with respect to TPR, at any time for the determination thereof, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, loan loss reserve, and any other account which, in accordance with GAAP, constitutes stockholder's equity, less treasury stock.

     "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement any TPR Entity now holds or hereafter acquires any interest.

     "Patents" means all of the following property, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights


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

corresponding thereto, in the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

     "Payment Date" has the meaning given to it in Section 3.1.

     "Permitted Indebtedness" means (a) Indebtedness of Borrower to Lender hereunder; (b) Indebtedness secured by Permitted Liens and (c) any Indebtedness of Borrower, TPR or any of TPR subsidiaries incurred after the date hereof ("Future Indebtedness") so long as the maintains a maximum ratio of Total Indebtedness to Net Worth as reflected in TPR's Consolidated Balance Sheets as measured on the last day of each quarter, of not more than 1.25:1.

     "Permitted Liens" means any and all of the following:

          (a) Liens in favor of Lender;

          (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided that such Liens do not have priority over any of Lender's Liens and TPR maintains adequate reserves therefor in accordance with GAAP;

          (c) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of any TPR Entity's business and imposed without action of such parties; provided, that the payment thereof is not yet required;

          (d) Liens arising from judgments, decrees or attachments in circumstances that do not constitute an Event of Default hereunder;

          (e) Liens existing as of the Effective Date and disclosed in Schedule 1 attached hereto;

          (f) Liens related to or arising from leases or subleases and non-exclusive licenses or sublicenses granted to others in the ordinary course of any TPR Entity's business not interfering in any material respect with the business of any TPR Entity taken as a whole;

          (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customers duties in connection with the importation of Goods of any TPR Entity;

          (h) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

          (i) Liens incurred or the following deposits, in each case, to the extent made in the ordinary course of business: deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; and

          (j) Liens incurred in connection with the extension or renewal of the indebtedness secured by Liens of the type described in clauses (a) through
     (i) above; provided, that any extension or renewal Lien shall be limited to the property encumbered


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     by the existing Lien and the principal amount of the indebtedness being extended or renewed (as may have been reduced by any payment thereon) does not increase; and

          (k) Liens in favor of Allowed Lenders.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Proceeds" means "proceeds," as such term is defined in the UCC and, in any event, shall include (a) any and all Accounts, Chattel Paper, Instruments, Cash, proceeds of letters of credit, Letter of Credit Rights, Supporting Obligations, or other proceeds payable to any TPR Entity from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any TPR Entity from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any TPR Entity from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of any TPR Entity against third parties (i) for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License or
(ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, and
(e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Receivables" means (a) all of any TPR Entity's Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (b) all customer lists, software, and business records related thereto.

     "Restated Note" means the Amended and Restated Promissory Note of even date herewith in the form of Exhibit A, which is executed and delivered by Borrower to evidence the Embark Subordinated Loan as restructured by this Agreement, as the same may be amended, restated, modified or supplemented from time to time.

     "Secured Obligations" means Borrower's obligation to repay the Loan to Lender, together with all principal, interest, fees, costs, professional fees and expenses, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, including the indemnity and insurance obligations in Section 7 and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Restated Note, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that "Secured Obligations" shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

     "Supporting Obligations" means any "supporting obligations," as such term is defined in the UCC, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest.

     "Termination Date" means the date on which the Loan and all other Secured Obligations under this Agreement and the other Loan Documents are fully, finally, and indefeasibly paid in


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Cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement or any other Loan Document.

     "Total Indebtedness" means Permitted Indebtedness plus Indebtedness incurred prior to the date hereof minus Trade Payables.

     "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by any TPR Entity or in which Borrower now holds or hereafter acquires any interest.

     "Trade Payables" means trade accounts payable and trade accrued liabilities.

     "Trademarks" means all of the following property, now owned or hereafter acquired by any TPR Entity or in which any TPR Entity now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers (and all goodwill associated therewith), prints and labels on which any of the foregoing have appeared or appear, and designs of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

     "UCC" means the Uniform Commercial Code as the same is, from time to time, in effect in the State of Illinois; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of Illinois, then the term "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents, terms that are defined in the UCC and used herein or in the other Loan Documents shall, unless the context indicates otherwise, have the meanings given to them in the UCC.

     1.2. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a "Section," "subsection," "Exhibit," "Annex," or "Schedule" shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

     1.3. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation," the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.


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SECTION 2. CONSENT TO ASSET SALE AND ASSIGNMENT; RELEASE

     2.1. In accordance with Sections 7.7 and 11.8 of the Embark Subordinated Loan Agreement, Lender hereby consents to the Asset Sale and agrees that the Asset Sale shall not constitute an Event of Default under the Embark Subordinated Loan Agreement or the Embark Subordinated Loan Documents.

     2.2. Embark agrees and acknowledges that Lender is relying upon Embark's representations, warranties and covenants in providing this consent. Lender's reliance is notwithstanding anything to the contrary that could be learned by Lender from a review of any documentation related to the Asset Sale or Assignment, whether or not such documentation may have been provided to Lender, or otherwise.

     2.3. Release. In consideration of the agreements contained herein and subject to the Closing of the Asset Sale and the execution and delivery of the Loan Documents by Borrower in accordance with the Asset Purchase Agreement, each of Embark and Lender releases the other from any and all claims, demands, debts, issues, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, that are based in whole or part on any act, omission or other occurrence relating to the Embark Subordinated Loan Agreement and the transactions contemplated therein or arising in connection therewith, including, without limiting the generality of the foregoing, those arising in connection with any written or oral communications between Lender and the Embark, or between any of Lender or the Embark and any other person or entity, or the actions of Lender, or the Embark, as the case may be, or their officers, directors, shareholders, employees, attorneys, agents, successors, assigns, heirs and representatives in connection with any of the foregoing (collectively, the "Released Matters"); provided, however, that nothing contained in the foregoing release shall be applicable to the parties' respective rights and obligations with respect to any act, omission or other occurrence not relating to the Released Matters, and each of the Embark and Lender hereby affirms its unreleased obligations to the other. Each of the Embark and Lender acknowledges and agrees that it is aware of, familiar with, understands, and expressly waives the provisions of Section 1542 of the California Civil Code, and any other similar statute, code, law or regulation to the fullest extent it may waive such rights and benefits. Section 1542 provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     2.4. Revival of Obligations. Embark acknowledges and agrees that in the event that the execution and delivery of the Loan Documents by Borrower does not occur, for any reason, then the liability of Embark under the Embark Subordinated Loan Documents and the Obligations shall be automatically revived, reinstated and restored in such amount or amounts and shall exist, and the release set forth in Section 2.3 herein shall be rendered null, void and of no effect whatsoever.

SECTION 3. THE LOAN; REPRESENTATION AND WARRANTY OF LENDER

     3.1. The Loan shall bear interest thereon from the Effective Date, precomputed at the rate of six and one-quarter percent (6.25%) per annum, based upon a year consisting of twelve (12) months of thirty (30) days each. Borrower shall make twenty-four (24) equal payments of principal and accrued interest on the outstanding principal amount of the Loan in the amount of $151,073.37 each, on the first day of each month ("Payment Date"), commencing November 1, 2001, through and including the Maturity Date. If any payment under this Agreement shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day. Amounts repaid on the Loan shall not be reborrowed. The Loan, and other Secured Obligations arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured by all of the Collateral. Reference is made to that Subordination Agreement of even date herewith between Borrower and Lender in the form of Exhibit E hereto ("Subordination Agreement"), which is being executed to provide for the subordination of Lender in right of payment and liens to any Senior Creditors (as defined in the Subordination Agreement), the terms of which are more fully set forth in such Subordination Agreement.

     3.2. Embark hereby acknowledges and agrees that it has no claims, counterclaims, offsets, or defenses to the Embark Subordinated Loan Documents or the performance of its respective obligations thereunder, or if Embark has any such claims, counterclaims, offsets, or defenses to the Embark Subordinated Loan Documents or any transactions related thereto, the same are hereby fully and irrevocably waived, relinquished, and released in consideration of the execution and delivery by Lender of this Agreement.

     3.3.

          (a) Notwithstanding any provision in this Agreement, the Restated Note, or any other Loan Document, it is the parties' intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of principal outstanding on the Restated Note; second, after all principal is repaid, to the payment of Lender's accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

          (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 3.1(a) or Section 3.1(c), as applicable.

          (c) Upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 3.1(a) plus five percent (5%) per annum ("Default Rate").

     3.4. Embark acknowledges and agrees that an "Event of Default" has occurred under the Embark Subordinated Loan Agreement (the "Embark Defaults"). Notwithstanding anything to the contrary set forth in the Embark Subordinated Loan Documents, Lender hereby agrees to forbear from exercising any of its rights and remedies, if any, against Borrower as a result of the Embark Defaults until the occurrence of an Event of Default other than the Embark Defaults.

     3.5. Lender represents and warrants to TPR, Borrower and Embark that it has the full power and authority to release the Released Matters and enter into the Loan Documents, and that Lender's execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action by Lenders and will not violate any law, regulation, order, injunction, judgment, decree or writ to which Lender is subject.

SECTION 4. SECURITY INTEREST

     4.1. As security for the prompt, complete and indefeasible payment when due (whether on the Payment Dates or otherwise) of all of the Secured Obligations upon the terms and subject to the conditions of this Agreement, the Restated Note, and the other Loan Documents, Borrower grants to Lender a security interest in and Lien upon all of Borrower's right, title and interest in, to and under each of the following, whether now owned or hereafter acquired and wherever located (collectively, the "Collateral"):

          (a) All Receivables;

          (b) All Equipment;

          (c) All Fixtures;

          (d) All General Intangibles;

          (e) All Intellectual Property;

          (f) All Inventory;

          (g) All Investment Property;

          (h) All Deposit Accounts;

          (i) All Cash;

          (j) All other Goods and tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

          (k) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

          (l) Lender agrees that the security interest granted and the lien created hereby only, shall be subordinate to the security interest and lien of any Senior Creditor.

          (m) Notwithstanding the foregoing, the Collateral shall not include any personal property of Borrower to the extent that the granting of a security interest therein as of the date hereof requires the consent of a third party that has not been obtained. The Borrower agrees to use reasonable best efforts to obtain any third party consent referred to in the preceding sentence as may be requested by Lender.

SECTION 5. CONDITIONS PRECEDENT TO LOAN

          Borrower shall not have any rights under this Agreement and the transactions contemplated by this Agreement shall not close until the satisfaction by Borrower of the following conditions:

     5.1. The Closing of the Asset Sale in accordance with the Asset Purchase Agreement;

     5.2. Borrower shall have delivered to Lender the following:

          (a) executed originals of this Agreement, the Restated Note, the Security Agreement, the Guaranty, the other Loan Documents, and all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of Lender with respect to all Collateral, in all cases in form and substance reasonably acceptable to Lender;

          (b) certified copy of resolutions of Borrower's board of directors evidencing approval of this Agreement and the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents;

          (c) certified copies of the Operating Agreement of Borrower;

          (d) a certificate of good standing for Borrower from the State of Delaware; and

          (e) such other documents as Lender may reasonably request.

     5.3. No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents (other than the Embark Defaults).

     5.4. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF BORROWER

          Borrower represents, warrants and agrees that at all times from and after the Effective Date through and including the Termination Date:

     6.1. Borrower owns all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

     6.2. Borrower has the full power and authority to grant and convey to Lender a Lien in the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens, and shall execute such UCC financing statements, notices, assignments and control agreements, in connection herewith as Lender may reasonably request to perfect and obtain the priority of Lender's Lien on the Collateral. Except for Permitted Liens, no other Lien has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

     6.3. Borrower is a limited liability company duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect.

     6.4. Borrower's execution, delivery and performance of the Restated Note, this Agreement, all financing statements, and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of Borrower, and (ii) have not and will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens evidenced by this Agreement and the other Loan Documents. The individual or individuals executing the Loan Documents are duly authorized to do so, and the Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

     6.5. This Agreement and the other Loan Documents do not violate (a) any provisions of Borrower's Certificate of Formation or Operating Agreement or bylaws, (b) any law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, or (c) any contract or agreement to which Borrower is a party.

     6.6. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority or governmental body of the United States or any State thereof or any political subdivision of the United States or any State thereof.

     6.7. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

     6.8.

          (a) There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any business, property or rights of Borrower (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to have a Material Adverse Effect.

     6.9.

          (a) Borrower is not subject to any corporate restriction that has resulted or could reasonably be expected to have a Material Adverse Effect.

          (b) Borrower is not in default in any manner under any provision of any indenture or other agreement, contract or instrument evidencing indebtedness, or any other material agreement, contract or instrument to which it is a party or by which it or any of its properties or assets are or may be bound and for which such default could reasonably be expected to have a Material Adverse Effect.

     6.10. No information, report, financial statement, exhibit or schedule furnished by or on behalf of Borrower to Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

     6.11. Borrower has filed and will file all federal, state and local tax returns that it is required to file. Subject to Section 8.11, Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns. Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Effective Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

     6.12. Borrower's present name, former names (if any), locations, and other information are correctly set forth in Exhibit B.

     6.13. Exhibit C is a true, correct and complete list of each of Borrower's Patents, Trademarks, Copyrights and Licenses, together with application or registration numbers, as applicable.

     6.14. Exhibit D is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower maintains Deposit Accounts and
(b) institutions at which Borrower maintains accounts holding Investment Property owned by Borrower, and such exhibit correctly identifies the name, address and telephone number of each such bank or other institution, the name in which such account is held, a description of the purpose of such account, and the complete account number therefor.

SECTION 7. INSURANCE; INDEMNIFICATION

     7.1. So long as there are any Secured Obligations outstanding, Borrower or TPR shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower's line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 7.4. Borrower or TPR must maintain a minimum of $3,500,000 of commercial general liability insurance for each occurrence. So long as there are any Secured Obligations outstanding, Borrower or TPR shall also cause to be carried and maintained insurance upon the

Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire, windstorm, flood, and in an amount not less than the full replacement cost of the Collateral.

     7.2. Borrower shall deliver to Lender certificates of insurance, which evidence Borrower's compliance with its insurance obligations in Section 7.1 and the obligations contained in this Section 7.2 within thirty (30) days of the date of this Agreement. Borrower's or TPR's insurance certificate shall state Lender is an additional insured for commercial general liability, and an additional insured and a loss payee for all risk property damage insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender's loss payable endorsements for all risk property damage insurance.

     7.3. Borrower will use reasonable best efforts to ensure that the certificates of insurance will state that the coverage evidenced is primary and non-contributory to any insurance or self-insurance of Lender, and will further state that a waiver of subrogation in favor of Lender has been agreed to. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation or any other change adverse to Lender's interests. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender's rights, all of which are reserved.

     7.4. Borrower shall and does hereby indemnify and hold Lender, its officers, directors, employees, agents, attorneys, representatives and stockholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys' fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting solely from Lender's gross negligence or willful misconduct.

SECTION 8. COVENANTS OF BORROWER

          Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

     8.1. (a) TPR shall timely file with the Securities and Exchange Commission the reports required to be filed by it under the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended (the "SEC Filings"). In the event that TPR fails to timely make its SEC Filings. Borrower shall thereafter furnish to Lender the financial statements listed hereinafter; each prepared in accordance with GAAP (the "Financial Statements"):

               (i) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Operating Officer to be true and correct; and

               (ii) as soon as practicable (and in any event within one hundred twenty (120) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

          (b) Borrower shall furnish to Lender promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to its stockholders and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

          (c) Borrower shall furnish to Lender promptly, any additional information, financial or otherwise (including tax returns and names of principal creditors), requested by Lender as Lender reasonably believes necessary to evaluate the Collateral or Borrower's continuing ability to meet its financial obligations.

All Financial Statements required to be delivered pursuant to clauses (i) and
(ii) shall be sent by e-mail to venturefinancials@comdisco.com; provided, that if e-mail is not available or sending such Financial Statements by e-mail is not possible, they shall be sent by facsimile to Lender at: (650) 854-4026, attention Venture Financials, referenced.

     8.2. From and after the Effective Date and until the Secured Obligations are fully satisfied, Borrower shall maintain a maximum ratio of Total Indebtedness to Net Worth, as measured on the last day of each fiscal quarter, of not more than 1.25 : 1.

     8.3. Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower's business operations. The parties intend that the rights granted Lender shall constitute "management rights" within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Lender with respect to any business issues shall not be deemed to give Lender, nor be deemed an exercise by Lender of, control over Borrower's management or policies.

     8.4. Borrower shall execute, deliver and file, alone or with Lender, any financing statements, security agreements, assignments, notices, control agreements, or other documents to perfect or give priority to Lender's Lien on the Collateral, subject only to the Permitted Liens. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Lender, and take all further action that may be reasonably necessary to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, facsimile, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     8.5. Borrower shall protect and defend Borrower's title to the Collateral and Lender's Lien thereon against all Persons claiming any interest adverse to Borrower or Lender. Borrower shall at all times keep the Collateral and all property and assets used in Borrower's business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender immediate written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon (except for Permitted Liens).

     8.6. Without Lender's prior written consent, Borrower shall not (a) grant any material extension of the time of payment of any of the Receivables or General Intangibles, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or (d) allow any credit or discount whatsoever thereon, in each case, other than in the ordinary course of business of Borrower.

     8.7. Borrower shall maintain and protect its properties, assets and facilities, including its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

     8.8. Borrower shall not enter into or be a party to any Merger Event without the prior written consent of Lender, which consent shall be at Lender's sole discretion but not unreasonably withheld. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Lender shall provide its consent within ten (10) days after a request therefore from Borrower; provided that (a) the assets acquired in such Merger (i) be provided as Collateral (including assets of any subsidiary of Borrower) and (ii) be free and clear of Liens (other than Permitted Liens), (b) any parent, subsidiary or affiliate of Borrower guarantee the Obligations, or (c) documents be delivered, including certificates, lien search results, financing statements and opinions, or other actions be taken so as to give Lender reasonable confidence that it obtains a duly perfected security interest in the Collateral subject only to Permitted Liens. If the Merger Event falls under category (c) of the definition of Merger Event, the foregoing prohibition and obligations in this Section 8.8 shall apply only if the ratio of Permitted Indebtedness (which does not include Future Indebtedness that is subordinate to payment to Lender) to Net Worth is greater than .5 : 1 and the acquisition target has a negative EBITDA under GAAP for the two (2) quarters prior to such Merger Event; provided, that the acquisition target's EBITDA shall be adjusted to not reflect the proprietors of the acquisition target's salaries.

     8.9. Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld) (a) declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment, during the eighteen (18) months following the date of this Agreement or (b) transfer, sell, lease, lend or in any other manner not in the normal course of business convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower. The prohibition set forth in this Section 8.9(b) shall not apply to (i) transfers which would constitute Permitted Liens under clause (f) of the definition of Permitted Liens; (ii) transfers of worn-out or obsolete equipment, (iii) a single loan to an employee of Borrower in the amount of $500,000 or (iv) single transactions of not more than $200,000.

     8.10. Upon the request of Lender, Borrower shall, during normal business hours, make the Inventory, Equipment, other Collateral, and books and records concerning Collateral (including software used in Borrower's business) available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such books, records, logs, and maintenance records in a correct and complete fashion.

     8.11. Borrower shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

     8.12. Borrower shall not relocate any item or items of the Collateral with an aggregate value in excess of $25,000 to Alabama, Florida or Mississippi until January 1, 2002 (other than in accordance with any sale of Inventory in the ordinary course of business) unless: (i) it has obtained the prior written consent of Lender, which consent shall not be unreasonably withheld; and (ii) such relocation shall be within the continental United States. If permitted to relocate Collateral pursuant to the foregoing sentence, unless otherwise agreed in writing by Lender, Borrower shall first (a) cause to be filed and/or delivered to Lender all UCC financing statements, certificates or other documents or instruments necessary to continue in effect the perfected Lien of Lender in the Collateral, and (b) have given Lender no less than thirty (30) days prior written notice of such relocation.

     8.13. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Restated Note and Loan Documents to any Person (an "Assignee"). After such assignment the term "Lender" as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Restated Note, it will endorse thereon a notation as to the portion of the principal of the Restated Note, that shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

     8.14. Borrower shall not change its corporate name, legal form or jurisdiction of formation without reasonable prior written notice to Lender.

     8.15. If, at any time, the balance of any new account not identified in Exhibit D exceeds $100,000, Borrower shall, within two (2) weeks of the creation of such account, transfer the balance of such new account into an account identified in Exhibit D in which Lender has a perfected security interest and "Control" (as such term is defined in the UCC), less an amount reasonably necessary for Borrower to conduct business in the ordinary course. In any event, Borrower shall make reasonable best efforts to ensure that Lender has a perfected security interest and "Control" in all of Borrower's Deposit Accounts, whether now existing or created after the date of this Agreement.

     8.16. Borrower shall not create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

SECTION 9. EVENTS OF DEFAULT

          The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a breach and default under this Loan Agreement, the Restated Note, and the other Loan Documents:

     9.1. Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Restated Note or any of the other Loan Documents and such default continues for more than one business day after Lender giving written notice thereof; or

     9.2. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Restated Note or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Section 5) such default continues for more than twenty (20) days after the earlier of (i) Lender has given written notice of such default to Borrower, or (ii) Borrower's actual knowledge of such default or
(b) with respect to a default under Section 5 on the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) Borrower's actual knowledge of such default; or

     9.3. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect as of the date when made or deemed to have been made; or

     9.4. Borrower shall (a) make an assignment for the benefit of creditors, or
(b) admit in writing its inability to pay its debts as they become due, or its inability to pay or perform under the Loan Documents or the Excluded Agreements; or (c) file a voluntary petition in bankruptcy, or (d) file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or
(e) seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (f) cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (g) take any action, or any of Borrower's directors or majority stockholders shall take any action, initiating any of the foregoing actions described in clauses (a) through (f); or

     9.5. Either (a) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (b) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (c) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (d) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

     9.6. Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

     9.7. The occurrence of any material default under any Excluded Agreement, any note or agreement for borrowed money, or any other agreement between Borrower and Lender (other than any default embodied in or covered by any other clause of this Section 9) and such default continues for more than twenty (20) days after the earlier of (a) Lender has given notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

     9.8. Either (i) the occurrence of any material default (other than any default embodied in or covered by any other clause of this Section 9) under any lease, loan, or other agreement or obligation of Borrower involving any obligation which default could reasonably be expected to have a Material Adverse Effect, or (ii) the entry of any judgment or arbitration award against Borrower involving an award that, in the case of (i) or (ii), could reasonably be expected to have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days.

SECTION 10. REMEDIES

     10.1. Upon the occurrence of any one or more Events of Default, (i) Lender's obligation to permit the Loan and Secured Obligations to remain outstanding shall automatically expire, and (ii) the Restated Note and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act. Upon and after an Event of Default, the unpaid principal of and accrued interest on the Restated Note and all outstanding Secured Obligations, including all professional fees and expenses, shall thereafter bear interest at the Default Rate. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Lender's rights and remedies shall be cumulative and not exclusive.

     10.2. Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

          First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses as described in Section 11.15;

          Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

          Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

SECTION 11. MISCELLANEOUS

     11.1. Continuation of Security Interest. This is a continuing Agreement and the grant of a Lien hereunder shall remain in full force and effect and all of the rights, powers and remedies of Lender hereunder shall continue to exist until the Termination Date and until Lender has executed a written termination statement. Lender shall execute a termination statement within a reasonable time after the full, final, and indefeasible payment in Cash of the Secured Obligations hereunder, reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

     11.2. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.3. Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (a) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (b) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

          (a)  If to Lender:

                        Comdisco, Inc./Comdisco Ventures
                              6111 North River Road
                               Rosemont, IL 60018
                             Attn: Legal Department
                               Fax (847) 518-5088

                                    copy to:

                                Comdisco Ventures
                         100 Hamilton Avenue, Suite 104A
                               Palo Alto, CA 94301
                               Attn: Victor Hanna
                               Fax (650) 473-0204
                                Ph (650) 833-0581

          (b) If to Borrower:

                       Princeton Review Publishing, L.L.C.
                                  2315 Broadway
                               New York, NY 10024
                          Attn: Mark Chernis, President
                            Telephone: (212) 874-8282
                            Facsimile: (212) 874-0775

or to such other address as each party may designate for itself by like notice.

     11.4. Entire Agreement; Amendments. This Agreement, the Restated Note, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof, all of which are merged herein and therein. None of the terms of this Agreement, the Restated Note or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

     11.5. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     11.6. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 11.12, 11.13 and 11.14.

     11.7. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.8. No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise or refrain from exercising any such powers, as the case may be. No act, omission or delay by Lender at any time to enforce any right or remedy reserved to it (whether impliedly or expressly), or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled hereunder, nor shall it in any way affect the right of Lender to enforce such provisions thereafter as Lender sees fit in Lender's sole discretion.

     11.9. Survival. All agreements, representations and warranties contained in this Agreement, the Restated Note and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement until the Loan and the Secured Obligations have been fully paid and satisfied.

     11.10. Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Restated Note or any of the other Loan Documents without Lender's express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents as set forth in
Section 8.13 without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns.

     11.11. Tax Indemnification. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     11.12. Governing Law. This Agreement, the Restated Note and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois, and shall have been accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement, the Restated Note and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     11.13. Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Restated Note or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Restated Note or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.3, and shall be deemed effective and received as set forth in Section 11.3. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

     11.14. Mutual Waiver Of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document or any of the Excluded Agreements.

     11.15. Professional Fees. Embark agrees to pay any and all reasonable attorneys' and other professionals' fees and expenses incurred by Lender in connection with or related to the negotiation and documentation of this Agreement and the other Loan Documents. Borrower agree to pay any and all reasonable attorneys' and other professionals' fees and expenses incurred by Lender in connection with or related to: (a) the administration, collection, or enforcement of the Loan; (b) amendment or modification of the Loan Documents;
(c) any waiver, consent, release, or termination under the Loan Agreements; (d) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (e) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (f) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, or the Excluded Agreements, including representing Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower's estate, and any appeal or review thereof. Lender's professional fees and expenses shall include fees or expenses for Lender's attorneys, accountants, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Lender in connection with the foregoing. Borrower's promise to pay all of Lender's reasonable professional fees and expenses is part of the Secured Obligations under this Agreement. For the purposes of this Section 11.15, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within thirty (30) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

     11.16. Confidentiality. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to hereto, if and to the extent such information is marked as confidential by Borrower at the time of disclosure, shall constitute proprietary and confidential information of Borrower (the "Confidential Information").

Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, perfecting or foreclosing Lender's security interest in the Collateral shall be received in the strictest confidence and shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Lender in its sole discretion determines that any such party should have access to such information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Lender's counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender's sale, lease, or other disposition of Collateral after default, which Collateral constitutes or is reasonably related to Confidential Information; (g) to any participant or assignee of Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

     11.17. Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower's assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in Cash.

     11.18. Amendment and Restatement. Upon the satisfaction or waiver in writing by Lender of all conditions precedent set forth in Section 5.1, this Agreement shall amend, restate and supersede in its entirety the Embark Subordinated Loan Agreement. All obligations under and as defined in the Embark Subordinated Loan Agreement that remain outstanding as of the closing of the transactions contemplated herein shall be governed by the terms of this Agreement, the Restated Note and the other Loan Documents.

     11.19. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument, and facsimile signatures shall be deemed originals.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Borrower, Lender and Embark have duly executed and delivered this Amended and Restated Loan and Security Agreement as of the day and year first above written.

-------------------------------------------------------------------------------
BORROWER:                                PRINCETON REVIEW PUBLISHING, L.L.C.


                                         Signature: /s/ Mark Chernis
                                                    ----------------------------
                                         Print Name: Mark Chernis
                                         Title: President
--------------------------------------------------------------------------------
Accepted in Rosemont, Illinois:          COMDISCO, INC.

LENDER:


                                         Signature: /s/ Victor Hanna
                                                    ----------------------------
                                         Print Name: Victor Hanna
                                         Title: Managing Director

--------------------------------------------------------------------------------
EMBARK:                                  EMBARK.COM, INC.


                                         Signature: /s/ Phillip Dunkelberger
                                                    ----------------------------
                                         Print Name: Phillip Dunkelberger
                                         Title: President and Chief Executive
                                                Officer
--------------------------------------------------------------------------------

Table of Exhibits and Schedules

Exhibit A:     Amended and Restated Promissory Note

Exhibit B:     Name, Locations, and Other Information for Borrower

Exhibit C:     Borrower's Patents, Trademarks, Copyrights and Licenses

Exhibit D:     Borrower's Deposit Accounts and Investment Accounts

Exhibit E:     Subordination Agreement

Schedule 1:    List of Permitted Liens